CONSULATE GENERAL OF THE
UNITED STATES OF AMERICA

REPUBLIC OF ITALY	)	
PROVINCE OF FLORENCE	)	
CITY OF FLORENCE	)	
CONSULATE GENERAL OF	)	SS
THE UNITED STATES OF	)	
AMERICA	)	

I hereby solemnly declare:

That my name is: Federico Frediani

That I reside at: Via Salvestrina, 12 – 50129 Florence, Italy

That I am thoroughly acquainted with the English and Italian languages.

That I have made the translation of the attached document/s and that this/these translation/s is/are a true and correct rendering into English of the Italian text.

Federico Frediani

scribed and sworn to before me this 19th day of June, 2012 in FLORENCE, Italy.

Stephen A. Barneby
Consul of the United States
of America

CASA BUONARROTI FOUNDATION

The Director

TO THOSE DEDICATED TO BEAUTY, ART AND COLLECTORS

The Casa Buonarroti Foundation is known throughout the world for its extraordinary collections of artworks exhibited in its museum and those coming from the Buonarroti family, including famous masterpieces by Michelangelo; moreover, in its role of preserving the historical memory of the family in its dedication to the grand master, it has always been directed by Michelangelo scholars, and has therefore acquired a certain moral right to verify and confirm the authenticity of the works of the Master.

The undersigned is aware of the fact that the moulds of sculptures by Michelangelo in the possession of the Marinelli Artistic Foundry and acquired by the October 2008 SRW Partnership were taken directly from the original works of the artist.

The undersigned does hereby declare that she has issued quality certificates and certification of origin along with the authorization for public use, including the use of the logo and of the name Buonarroti Foundation, exclusively for the above-mentioned moulds and for the bronze reproductions deriving from them. It is further certified that no other declaration of this type has been issued or granted to any other individual or company.

(signature)
Dr. Pina Ragionieri
Dr. Sergi Giuseppina

Giuseppina Sergi a.k.a. Pina Ragionieri

Via Ghibellina, 70 - 50122 Florence - Tel. 055 241752 – Fax 055 241698
Email: fon@casabuonarroti.it

This signature was placed in my presence

SERGI Giuseppina (Pina Ragionieri), born in Florence on 23 February 1926, resident of Bagno a Ripoli, via di Montisoni, 13

Whose identity is known to me and of which I am certain.

Florence, via Masaccio, 187, twenty-fourth day of May in the year two thousand twelve

Stamp of the Association of Notaries
Signature

FONDAZIONE CASA BUONARROTI

Il Direttore

AL MONDO DEGLI AMANTI DEL BELLO, DEI CULTORI D'ARTE, DEI COLLEZIONISTI

La Fondazione Casa Buonarroti, famosa nel mondo per la ricchezza delle collezioni d'arte esposte nel suo museo e provenienti dalla famiglia Buonarroti, che comprendono celebri capolavori di Michelangelo, e per la conservazione della memoria storica della famiglia, che abitò la Casa per secoli nel culto del grande avo, è da sempre diretta da studiosi di Michelangelo, e ha così acquisito una sorta di diritto morale a riconoscere l'autografia delle opere del Maestro.

La sottoscritta è a conoscenza del fatto che i calchi di sculture di Michelangelo in possesso della Fonderia Artistica Marinelli e acquistati dalla October 2008 SRW Partnership sono stati tratti direttamente dalle opere originali dell'artista.

La sottoscritta dichiara di avere rilasciato attestati di qualità e di provenienza - autorizzandone l'uso pubblico, ivi compresi l'uso del logo e del nome della Fondazione Buonarroti - unicamente per i calchi suddetti e per le riproduzioni in bronzo da essi derivate. Dichiara inoltre di non aver rilasciato a nessun'altra persona o società attestazioni di questo genere.

DETTA

Dott. Pina Ragionieri

Pina Ragionieri

Dott.ssa GIUSEPPINA SERGI

Giuseppina Sergi

Tale è la firma apposta in mia presenza da:

SERGI Giuseppina (detta Pina Ragionieri), nata a Firenze il giorno 23 febbraio 1926, residente in Bagno a Ripoli, via di Montisoni n. 13,

della cui identità personale io notaio sono certo.

Firenze, via Masaccio n. 187, ventiquattro maggio duemiladodici.

VALIA CATERINA DI ACHILLE NOTAIO IN FIRENZE

CONSULATE GENERAL OF THE
UNITED STATES OF AMERICA

REPUBLIC OF ITALY	)	
PROVINCE OF FLORENCE	)	
CITY OF FLORENCE	)	
CONSULATE GENERAL OF	)	SS
THE UNITED STATES OF	)	
AMERICA	)	

I hereby solemnly declare:

That my name is: Federico Frediani

That I reside at: Via Salvestrina, 12 – 50129 Florence, Italy

hat I am thoroughly acquainted with the English and Italian languages.

hat I have made the translation of the attached document/s and that this/these translation/s is/are rue and correct rendering into English of the Italian text.

Federico Frediani

S ribed and sworn to before me this 19th day of June, 2012 in FLORENCE, Italy.

Stephen A. Barneby
Consul of the United States of America

– 06/2006

CASA BUONARROTI FOUNDATION

The Director

Protocol No. 21442/A

Florence, 11 May 2012

October 2008 SRW Partnership
11701 South Freeway
Fort Worth, Texas 76028

RE: CERTIFICATE OF AUTHORIZATION GRANTED BY THE CASA BUONARROTI FOUNDATION

The Casa Buonarroti Foundation, known throughout the world for its extraordinary collections of works by Michelangelo and for the preservation of the historical memory of the Buonarroti family, dedicated to preserving the memory the grand master, does hereby declare in the person of its director Pina Ragionieri that it grants to the company addressed above its scientific approval and subsequent permission to create a limited number of bronze reproductions from the original moulds in the possession of Ferdinando Marinelli Artistic Foundry.

Furthermore, we authorize the public use, including by means of print, CD, DVD, of the certificates issued to date by this Foundation, including the use of the logo and name of the Foundation, itself, and all that constitutes a means of promoting the sale of said bronze reproductions on the international market.

The undersigned does hereby issue these declarations after having completed an extensive and attentive verification as to the high quality of the bronze reproductions made from the original moulds, noteworthy in that this is no longer allowed for by law, and executed by the Ferdinando Marinelli Artistic Foundry.

The undersigned is also aware of the fact that other bronze reproductions of Michelangelo's works are present on the international market which have never been attributed to him or authenticated as his work.

As such, and in conclusion to all that stated above, the Casa Buonarroti Foundation wishes to express its most sincere hope that the Welborn family may safeguard the ownership of the moulds purchased, and continues to recognize the importance and unique and widely acclaimed international characteristics of such.

Giuseppina Sergi ака
(signature) Pina Ragionieri
Dr. Pina Ragionieri
Dr. Sergi Giuseppina

Via Ghibellina, 70 - 50122 Florence - Tel. 055 241752 – Fax 055 241698
Email: fon@casabuonarroti.it

This signature was placed in my presence

SERGI Giuseppina (Pina Ragionieri), born in Florence on 23 February 1926, resident of Bagno a Ripoli, via di Montisoni, 13

Whose identity is known to me and of which I am certain.

Florence, via Masaccio, 187, twenty-fourth day of May in the year two thousand twelve

Stamp of the Association of Notaries

Fondazione Casa Buonarroti

Il Direttore

Prot. n. 21442/A

Firenze, 11 maggio 2012

October 2008 SRW Partnership
11701 South Freeway
Fort Worth, Texas 76028

oggetto: Attestato di autorizzazione da parte della Fondazione Casa Buonarroti

La Fondazione Casa Buonarroti, famosa nel mondo per la ricchezza delle sue collezioni di opere di Michelangelo e per la conservazione della memoria storica della famiglia Buonarroti, che abitò la Casa per secoli nel culto del grande avo, dichiara nella persona della sua direttrice Pina Ragionieri di concedere alla Società in indirizzo la propria approvazione scientifica e il conseguente diritto di trarre dai calchi originali in possesso della Fonderia Artistica Ferdinando Marinelli repliche in bronzo numerate in misura limitata.

Si autorizza inoltre l'uso pubblico, anche a mezzo stampa, CD e DVD, delle attestazioni rilasciate finora da questa Fondazione, ivi compresi l'uso del logo e del nome della Fondazione stessa, e ciò ai fini di promuovere la vendita dei bronzi sul mercato internazionale.

La sottoscritta rilascia queste dichiarazioni dopo verifica, attenta e prolungata nel tempo, dell'alta qualità dei bronzi provenienti dai calchi originali, preziosi perché oggi non più permessi dalla legge, ed eseguiti dalla Fonderia Artistica Ferdinando Marinelli.

La sottoscritta è a conoscenza del fatto che esistono sul mercato altre riproduzioni in bronzo di opere di Michelangelo, che non hanno mai ottenuto riconoscimento da parte sua.

In conseguenza e a conclusione di quanto fin qui dichiarato, la Fondazione Casa Buonarroti esprime l'auspicio che la famiglia Welborn possa conservare la proprietà dei calchi acquisiti, dei quali ha mostrato di riconoscere l'importanza e unicità internazionalmente note e assai apprezzate.

DETTA: Pina Ragionieri

Dott. Pina Ragionieri

Dott.ssa SERGI GIUSEPPINA Giuseppina Sergi

Via Ghibellina, 70 - 50122 Firenze - Tel. 055.241752 - Fax 055.241698
e-mail: fond@casabuonarroti.it

Tale è la firma apposta in mia presenza da:

SERGI Giuseppina (detta Pina Ragionieri), nata a Firenze il giorno 23 febbraio 1926, residente in Bagno a Ripoli, via di Montisoni n. 13,

della cui identità personale io notaio sono certo.

Firenze, via Masaccio n. 187, ventiquattro maggio duemiladodici.

FONDAZIONE CASA BUONARROTI

Il Direttore

October 10, 2011
Florence, Italy

Mr. Ronald Welborn
Energy Partners
and October 2008 SRW Partnership
11701 South Freeway
Burleson, Texas 76028, U.S.A.

Letter of Authorization

Dear Mr. Welborn,

By this letter the Casa Buonarroti Foundation grants and conveys to Energy Partners and October 2008 SRW Partnership (owners of the molds of Michelangelo's original sculptures approved by Casa Buonarroti Foundation) the perpetual right to reproduce the signature of its Director, Pina Ragionieri, on the Certificates of Authenticity for the sculptures produced from these molds.

Casa Buonarroti Foundation (the only party that is entitled to do so) will not object to and by this agreement hereby authorizes the reproduction of the Buonarroti family crest to be placed or affixed to products and on each Certificate of Authenticity and sculpture produced from the historic molds created or acquired by the Fonderia Artistica Ferdinando Marinelli of Florence, Italy, where they will remain under their care and protection and to publicize same. These Authentic posthumous castings and molds are both Authorized and Recognized by the Casa Buonarroti Foundation.

Casa Buonarroti Foundation is pleased to lend its continued support and aegis to this landmark art project and we look forward to hosting future international exhibitions in collaboration with Energy Partners as the Bronzi per Michelangelo Collection evolves.

Sincerely,

Pina Ragionieri

Dott. Pina Ragionieri

Via Ghibellina, 70 - 50122 Firenze - Tel. 055.241752 - Fax 055.241698
e-mail: fond@casabuonarroti.it

CERTIFICATE OF ACKNOWLEDGMENT OF EXECUTION OF AN INSTRUMENT

Republic of Italy
(Country)

Province of Florence
(County and/or other political division)

SS:

City of Florence
(County and/or other political division)

Consulate General of the United States of America
(Name of foreign service office)

I, Stephen A. Barneby, Consul

of the United States of America at American Consulate, Florence, Italy

duly commissioned and qualified, do hereby certify that on this 26 th

day of June 2012 , before me personally appeared
Date (mm-dd-yyyy)

Giuseppina Sergi AKA Pina Ragionieri

to me personally known, and known to me to be the individual-described in, whose name was subscribed to, and who executed the annexed instrument, and being informed by me of the contents of said instrument she duly acknowledged to me that she executed the same freely and voluntarily for the uses and purposes therein mentioned.

In witness whereof I have hereunto set my hand and official seal the day and year last above written.

Stephen A. Barneby
~~Consul of the United States of America~~ of the United States of America.

NOTE: Wherever practicable all signatures to a document should be included in one certificate.

PROF. AVV. FEDERICO FREDIANI
PROF. AVV. MASSIMO ARAGIUSTO

AVV. ELEONORA MOTT
AVV. GIOVANNA PERRA
AVV. ALESSIA MIDOLLINI
AVV. CLAUDIO BOSKOWITZ
AVV. PAOLA GELLI

Mr. Ron R. Welborn
Energy Partners LLC
Susan R. Welborn
October 2008 SWR Partnership
11701 South Freeway
Burleson, Texas 76028, USA

Firenze, September 18th 2011

R.E. Legal opinion

I Federico Frediani, am a practicing lawyer in Florence, Italy currently serving in the following capacities; (i) Legal Council for Casa Buonarroti, (ii) member on three Boards of Directors, specifically; Amici Casa Buonarroti, Amici Museo Archaeologic of Florence and the Italian Heritage Foundation (Santa Monica, CA).

The intent of this document is to render a legal opinion regarding the rights, authority and legal provenance of my client, Casa Buonarroti.

In connection with the opinions expressed herein, I have examined the original documents relating to the formation of Casa Buonarroti by the heirs of Michelangelo Buonarroti.
I have also reviewed the documents related to the crest of the Buonarroti family.
The Casa Buonarroti Museum was formed by Michelangelo's family after the Master's death to preserve the estate and works of Michelangelo. Since its inception the Museum has been recognized by the Italian Government and the fine art world as the general authority on Michelangelo. Casa Buonarroti is the rightful and lawful holder of and to the artist's moral rights which have been passed down from the Master to his heirs. Casa Buonarroti is unique in its position as having the "droits moral" to grant authorization, sanction and approval regarding

works of art created from Michelangelo's original sculptures and to transfer the rights to the Buonarroti family crest.

I witnessed and certified the signature of the director Dott. Pina Ragionieri, Director (AKA Giuseppina Sergi) of Casa Buonarroti's on a document dated Octobe 10, 2011 granting Casa Buonarroti's specific approval of October 2008 SRW Partnership, the perpetual rights to replicate Pina Ragionieri's signature on certificates of authenticity for the sculptures and transferring the perpetual rights to affix the Buonarroti family crest to the Michelangelo sculptures and other Michelangelo themed merchandise. As the attorney representing Casa Buonarroti I can attest that the director Dott. Pina Regainer who executed the document dated October 10, 2011 is authorized and possesses the legal right to execute the document on benhalf of Casa Buonarroti.

I further certify that no rights of others are infringed upon by these authorizations and that no Italian laws have been violated by Casa Buonarroti or its Director Dott. Pina Ragionier including, but not limited to, international and national copyright laws.

Prof. Avv. Federico Frediani

CERTIFICATE OF ACKNOWLEDGMENT OF EXECUTION OF AN INSTRUMENT

....
(Country)

Republic of Italy
Province of Florence
City of Florence
Consulate General of the
United States of America
SS

(County and/or Other Political Division)

(County and/or Other Political Division)

} SS:

....
(Name of Foreign Service Office)

I, Stephen A. Barneby, Consul

of the United States of America at Florence, Italy

duly commissioned and qualified, do hereby certify that on this day of 09.20.2011 , before me personally appeared
Date (mm-dd-yyyy)

Federico Frediani

....

....

to me personally known, and known to me to be the individual-described in, whose name was subscribed to,

and who executed the annexed instrument, and being informed by me of the contents of said instrument he

duly acknowledged to me that he executed the same freely and voluntarily for the uses and purposes therein mentioned.

[SEAL]

In witness whereof I have hereunto set my hand and official seal the day and year last above written.

....

Stephen A. Barneby
Consul of the United States
of America
of the United States of America.

This document consists of ...... pages, including the Acknowledgement certificate.

NOTE: Wherever practicable all signatures to a document should be included in one certificate.